EXHIBIT 10.8.33

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Pledge Agreement”) dated as of February 14, 2008, is entered into by and among U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the benefit of the Secured Parties (as such term is defined in the Financing Agreement, as defined below) (“Agent”), WESTAFF, INC., a Delaware corporation (“Parent Pledgor”), WESTAFF (USA), INC., a California corporation (“Borrower”), WESTAFF SUPPORT, INC., a California corporation (“Westaff Support”), and MEDIAWORLD INTERNATIONAL, a California corporation (“MediaWorld”; and together with Borrower, Parent Pledgor and Westaff Support, each is individually from time to time is referred to herein as a “Pledgor” and collectively as “Pledgors”).

RECITALS

A.            Concurrently herewith, Borrower is entering into a Financing Agreement dated of even date herewith (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Financing Agreement”) among the Borrower, as borrower, the Parent Pledgor, as parent guarantor, the Lenders party thereto (collectively, the “Lenders”), and Agent, pursuant to which the Secured Parties have agreed to make and maintain certain loans of money and to extend certain other credit (collectively, the “Credit”) to the Borrower on the terms and subject to the conditions set forth in the Financing Agreement and the other Loan Documents.

B.            Concurrently therewith and herewith, (i) Parent Pledgor is entering into a Continuing Guaranty dated as of even date herewith in favor of Agent for the benefit of the Secured Parties (the “Parent Guaranty”), pursuant to which Parent Pledgor agrees to guaranty the payment and performance of Borrower’s obligations under the Financing Agreement and the other Loan Documents; and (ii) Westaff Support and MediaWorld are entering into a Continuing Guaranty dated as of even date herewith in favor of Agent for the benefit of the Secured Parties (the “Subsidiary Guaranty”), pursuant to which Westaff Support and MediaWorld agree to guaranty the payment and performance of Borrower’s obligations under the Financing Agreement and the other Loan Documents.

C.            Borrower is a member of an affiliated group of companies that includes each other Pledgor.

D.            The proceeds of the extensions of credit under the Financing Agreement will be used in part to enable Borrower to make valuable transfers to one or more of the other Pledgors in connection with the operation of their respective businesses.

E.             Borrower and the other Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Financing Agreement.

F.             Pledgors are the record and beneficial owners of the issued and outstanding capital stock in Borrower and its subsidiaries, as described on Exhibit A attached hereto, which Exhibit is incorporated herein by this reference and may be amended or supplemented pursuant to the terms of this Pledge Agreement.

G.            The Secured Parties are willing to make, extend and maintain the Credit to the Borrower on and after the date of the Financing Agreement, but only upon the condition, among others, that Pledgors shall have executed this Pledge Agreement and delivered this Pledge Agreement and the Pledged Collateral (as defined below) to the Agent, on behalf of and for the benefit of the Secured Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, each Pledgor hereby represents, warrants, covenants and agrees as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions.  Except as provided in Section 1.2 below, all capitalized terms used but not defined herein shall have the respective meanings given to them in the Financing Agreement.  In addition, the following terms shall have the following meanings:

“Pledged Collateral” has the meaning set forth in Section 2.1, below and shall not include any Excluded Collateral.

“Code” means the Uniform Commercial Code, as enacted in the State of California, as amended or superseded from time to time after the date of this Pledge Agreement.

1.2          Code Definitions; Rules of Construction. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Code are used in this Pledge Agreement, including its preamble and recitals, with such meanings. Section 1.2 of the Financing Agreement, including those provisions relating to rules of contract construction and interpretation, are incorporated into and shall apply to this Pledge Agreement in the same way and manner as they apply to the Financing Agreement (provided that all references to “Pledge Agreement” shall refer to this Pledge Agreement and not the Financing Agreement).

ARTICLE II

PLEDGE

2.1          Pledge and Grant of Security Interest. As security for the full, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of Pledgors’ joint and several Obligations under the Financing Agreement, the Affiliate Guaranty Agreements and the other Loan Documents to which such Pledgor is a party, any and all other debts, liabilities and reimbursement obligations, indemnity obligations and other obligations for monetary amounts (including reimbursement and indemnity obligations), fees, expenses, costs or other sums (including Attorneys’ Fees) chargeable to Pledgors under or pursuant to any of the Loan Documents, including the Financing Agreement, the Parent Guaranty, the Subsidiary Guaranty and this Pledge Agreement (collectively, the “Secured Obligations”), each Pledgor hereby collaterally assigns, grants, conveys, mortgages, pledges and hypothecates to the Agent, on behalf of and for the benefit of the Secured Parties, and hereby grants to the Agent, on behalf of and for the benefit of the Secured Parties, a security interest in and to all of such Pledgor’s right, title and interest in, to and under each of the following, whether now existing or hereafter acquired (all of which being hereinafter collectively called the “Pledged Collateral”):

(a)           all Capital Stock or other equity securities in the Borrower and its subsidiaries owned by such Pledgor and described on Exhibit A hereto (collectively, the “Shares”), and the certificates representing the Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such Shares;

(b)           all additional Investments, including shares of capital stock or other equity securities in or of the Borrower and its subsidiaries and voting trust certificates from time to time acquired by such Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c)           The rents, issues, profits, returns, income, allocations, distributions and proceeds of and from any and all of the foregoing;

provided, however, that (A) if and solely to the extent that the grant of a Lien herein in the Capital Stock of any Foreign Subsidiary owned by such Pledgor (other than Westaff (U.K.) Limited) would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code, which investment would trigger any increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Internal Revenue Code, there shall be excluded from the Pledged Collateral thirty-four percent (34.0%) of each class of the issued and outstanding voting Capital Stock of such Foreign Subsidiary; it being understood and agreed that all non-voting Capital Stock of such Foreign Subsidiary shall constitute Pledged Collateral hereunder and (B) the Pledged Collateral shall not include any of the Capital Stock of Westaff Australia so long as the Australian Subordination Deed remains in effect and prohibits Westaff Support from pledging any of the Capital Stock of Westaff Australia, provided that the Pledged Collateral shall, automatically and without further action, include, subject to subsection (A) of this proviso, the Capital Stock of Westaff Australia upon the termination, extinguishment or other removal of such prohibition (the Capital Stock excluded pursuant to subsections (A) and (B) of this proviso is collectively referred to herein as the “Excluded Collateral”).

2.2          Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall:

(a)           remain in full force and effect until the Payment in Full (other than contingent indemnification obligations as to which no claims have yet been asserted) of the Secured Obligations and the termination of all Revolving Credit Commitments;

(b)           be binding upon each Pledgor and its successors, transferees and assigns; and

(c)           inure, together with the rights and remedies of the Agent and the Secured Parties hereunder, to the benefit of the Agent and the Secured Parties.

Upon the Payment in Full of the Secured Obligations (other than contingent indemnification obligations as to which no claims have yet been asserted) and the termination of all Revolving Credit Commitments, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the respective Pledgor. Upon any such termination, the Agent then shall, at each Pledgor’s sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, any and all certificates and instruments representing or evidencing such Pledgor’s interest in the Shares that had been previously delivered by such Pledgor to the Agent, together with all other Pledged Collateral held by the Agent hereunder, and execute and deliver to such Pledgor, at such Pledgor’s sole expense, such documents as such Pledgor shall reasonably request to evidence such termination.

2.3          No Assumption. This Pledge Agreement is executed and delivered to the Agent for collateral security purposes only.  Notwithstanding anything herein to the contrary:

(a)           Each Pledgor shall remain liable under any contracts and agreements included in the Pledged Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Pledge Agreement had not been executed;

(b)           the exercise by the Agent or any Secured Party of any of its or their rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Pledged Collateral; and

(c)           the Agent and the Secured Parties shall not have any obligation or liability under any such contracts or agreements included in the Pledged Collateral by reason of this Pledge Agreement, nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1          Representations And Warranties.  Each Pledgor hereby represents and warrants to the Agent for the benefit of the Secured Parties, as at the date of each pledge and delivery hereunder by such Pledgor to the Agent of any Pledged Collateral and as of each date that the representations and warranties under the Financing Agreement are made (other than representations and warranties made as of a specific date, which shall be deemed to have been made as of such specific date), as set forth in the following Sections 3.1(a) through 3.1(m), inclusive.

(a)           Organization.  Such Pledgor is duly formed and validly existing under the laws of its state of incorporation and has full power and authority to enter into and perform its obligations under this Pledge Agreement.

(b)           Capacity; Due Authorization; Non-Contravention. The execution, delivery and performance by such Pledgor of this Pledge Agreement and each other Loan Document executed or to be executed by it have been duly authorized by all necessary action, and do not contravene its organizational documents; and in each case do not:

(i)            contravene any material contractual restriction, court decree or order binding on or affecting such Pledgor or, to the best of such Pledgor’s knowledge, after due inquiry, any material law binding on or affecting such Pledgor in a manner that would, in each case, be reasonably expected to adversely affect the enforceability of this Agreement; or

(ii)           result in, or require the creation or imposition of, any Lien on any of such Pledgor’s properties except as contemplated hereby.

(c)           Binding Obligations. This Pledge Agreement, when executed and delivered, constitutes, and each other Loan Document executed by such Pledgor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with their respective terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)           Filing. As of the Closing Date, no presently effective Uniform Commercial Code financing statement covering any of the Pledged Collateral is on file in any public office, except for Uniform Commercial Code financing statements in favor of the Agent.

(e)           Ownership; No Liens. Each Pledgor is the legal and beneficial owner of, and has all rights and good title to (and has full right and authority to pledge and collaterally assign) all Pledged Collateral pledged by such Pledgor hereunder, free and clear of all adverse claims or other Liens, except Permitted Liens and the Lien granted herein to the Agent.

(f)            Ownership Interests. Set forth in Exhibit A is the true and accurate description of such Pledgor’s ownership interest in the Shares.

(g)           Certificate. No interest of such Pledgor in the Borrower or its Subsidiaries is represented by a certificate of interest or similar instrument, except, such certificates or instruments (together with all necessary instruments of transfer or assignment, duly executed in blank) as have been delivered to the Agent or the Agent’s designated bailee and are held in its possession, except for such certificates which represent the Excluded Collateral.

(h)           Information. All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time furnished by such Pledgor to the

Agent or any Secured Party, and all other written information at any time furnished by such Pledgor to the Agent or any Secured Party, is and shall be true and correct in all material respects as of the date furnished.

(i)            Records. The address of the location of the records of such Pledgor concerning the Pledged Collateral and the address of such Pledgor’s principal place of business and chief executive office as of the Closing Date is set forth in Schedule I to this Pledge Agreement.

(j)            Authorization; Approval. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority, or any other Person is required for the pledge by such Pledgor of any Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor.

(k)           [Reserved.]

(l)            No Offset or Defense. The Secured Obligations are not subject to any offset or defense of any kind against the Agent, the Secured Parties or such Pledgor.

(m)          Continuation of Representations and Warranties. Such Pledgor covenants, warrants and represents to the Agent and each Secured Party that all representations and warranties contained in this Pledge Agreement shall be true, accurate and complete in all material respects at the time of such Pledgor’s execution of this Pledge Agreement and, shall continue to be true, accurate and complete in all material respects until the Secured Obligations have been fully, completely and finally paid and performed and all Revolving Credit Commitments terminated.

ARTICLE IV

COVENANTS

4.1          Protect Pledged Collateral; Further Assurances. No Pledgor shall sell, assign, transfer, pledge or otherwise encumber the Pledged Collateral in any manner (except for the pledge granted herein to the Agent), except to the extent permitted by the Financing Agreement. Each Pledgor shall warrant and defend the right and title granted by this Pledge Agreement to the Agent in and to the Pledged Collateral (and all right, title and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever, but nothing contained herein shall prevent the Borrower from issuing additional Capital Stock. Each Pledgor agrees, at any time, and from time to time, at the expense of such Pledgor, such Pledgor shall promptly execute and deliver all further instruments, and take all further action that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral as set forth in Article V hereof.

4.2          Voting Rights. If an Event of Default shall have occurred and be continuing and the Agent shall have notified Pledgors of the Agent’s intention to exercise its voting power under this Section 4.2, each Pledgor agrees:

(a)           that the Agent may exercise (to the exclusion of such Pledgor) the voting power, and all other incidental rights of ownership with respect to the Pledged Collateral and such Pledgor hereby grants the Agent, from the date hereof until the Payment in Full of the Secured Obligations (other than contingent indemnity obligations as to which no claims have yet been asserted) and termination of the Revolving Credit Commitments, an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote such Pledged Collateral; and

(b)           promptly to deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

All payments and proceeds which may at any time and from time to time be held by such Pledgor but which such Pledgor is obligated under the terms hereof or under any other Loan Document to deliver to the Agent, on behalf of the Secured Parties, shall be held by such Pledgor separate and apart from its other Property in trust for the Agent and the Secured Parties. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in this Section 4.2, such Pledgor shall have the exclusive voting power with respect to the Pledged Collateral and the Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to the Pledged Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken by such Pledgor that would impair any Pledged Collateral or be inconsistent with or violate any provision of the Financing Agreement or any other Loan Document (including this Pledge Agreement).

4.3          Filings; Recordings. Each Pledgor authorizes the Agent at any time and from time to time to file such Uniform Commercial Code financing statements and Pledgor shall execute such other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or appropriate by the Agent), and do such other acts and things, all as the Agent may from time to time reasonably request to establish and maintain a valid, perfected pledge of, and security interest in, the Pledged Collateral in favor of the Agent.

4.4          Maintenance of Records. Subject to the provisions of Section 4.5, each Pledgor shall keep at its address indicated on Schedule I all its records concerning the Pledged Collateral.

4.5          Notice of Change of Address; Change of Jurisdiction of Registration. Each Pledgor shall furnish to the Agent prior written notice of any change in the address of such Pledgor’s chief executive office (as described on Schedule I) or in the name of such Pledgor. No Pledgor shall change its state of registration without 10 days prior written notice to the Agent.

4.6          Information. Each Pledgor shall furnish to the Agent such information concerning the Pledged Collateral as the Agent may from time to time reasonably request, and will permit the Agent and its designees, subject to Section 8.2 of the Financing Agreement, from time to time during normal business hours and upon reasonable prior notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to the Pledged Collateral, and shall upon the reasonable request of the Agent, deliver to the Agent copies of all of such records and papers.

ARTICLE V

THE ADMINISTRATIVE AGENT

5.1          The Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Agent to be such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Agent’s discretion after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including:

(a)           to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b)           to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a), above; and

(c)           to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Agent with respect to any of the Pledged Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest; provided that the foregoing power of attorney shall terminate upon the full, final and complete payment of the Obligations and the termination of all Revolving Credit Commitments.

5.2          The Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement for the benefit of the Secured Parties and not for such Pledgor and the reasonable expenses of the Agent incurred in connection therewith shall be payable by Pledgors pursuant to Section 6.5.

5.3          The Agent Has No Duty. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers, except that the Agent will exercise such duties, if any, imposed upon it under the Code or other requirements of law.  The Agent shall have no duty as to any Pledged Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. Without limiting the generality of the preceding sentence, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral if it takes such action for that purpose as any Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default.

Failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI

DEFAULTS AND REMEDIES

6.1          Events Of Default. It shall be an “Event of Default” hereunder if any Event of Default (as defined in the Financing Agreement) shall occur.

6.2          Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a)           The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           The Agent may:

(i)            transfer all or any part of the Pledged Collateral into the name of the Agent or its nominee, with or without disclosing that such Pledged Collateral is subject to the Lien hereunder;

(ii)           notify the parties obligated on any of the Pledged Collateral to make payment to the Agent of any amount due or to become due thereunder;

(iii)         enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)          endorse any checks, drafts, or other writings in any Pledgor’s name to allow collection of the Pledged Collateral;

(v)            take control of any proceeds of the Pledged Collateral; and

(vi)          execute (in the name, place and stead of any Pledgor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

(c)           If, at any time when the Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended, the “Act”), the Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable, but subject to the other requirements of this Section 6.2(c), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Agent may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 6.2(c), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Agent shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Agent may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code of 1978, as amended, 11 U.S.C. § 101 et seq., as amended, and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(d)           Each Pledgor agrees that a breach of any covenants contained in this Article VI which has the effect of denying the Agent the realization of the practical benefits to be provided by this Pledge Agreement will cause irreparable injury to the Agent, on behalf and for the benefit of the Secured Parties, and that in such event the Agent and the Secured Parties would have no adequate remedy at law in respect of such breach and, as a consequence, agrees that in such event each and every covenant contained in this Article VI shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable or that the Secured Obligations have been paid in full.

6.3          Compliance With Restrictions. Each Pledgor agrees that in any sale of any of the Pledged Collateral under the terms of this Pledge Agreement, whether at a foreclosure sale or otherwise, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent nor the Secured Parties be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

6.4          Application Of Proceeds. All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied as provided in the Financing Agreement.  Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Secured Obligations, and the termination of all Revolving Credit Commitments, shall be paid over to the respective Pledgor(s) or as required by law.

6.5          Indemnity And Expenses. Each Pledgor hereby indemnifies and holds harmless the Agent and each Secured Party from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting solely from the gross negligence or willful misconduct of the Agent or any Secured Party, or any of their officers, directors, employees or agents.  To the extent not otherwise provided in the Financing Agreement, upon demand, each Pledgor shall pay to the Agent or such Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents (including Attorneys’ Fees, whether related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with non judicial action) which the Agent or such Secured Party may incur in connection with (a) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Agent or the Secured Parties hereunder, or (c) the failure by such Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1          Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Financing Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

7.2          The Pledged Collateral.  Each Pledgor acknowledges that it has, independently of and without reliance on the Secured Parties or the Agent, made its own credit analysis of the Borrower and performed its own legal review of this Pledge Agreement and the other Loan Documents and is not relying on the Secured Parties or the Agent with respect to any of the aforesaid items. Each Pledgor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Pledgor’s risks hereunder.

The Secured Parties and the Agent make no representation of its interest in, or the priority or perfection of the Agent’s security interest in and to, any of the Pledged Collateral.

7.3          Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective if at any time payment of the Secured Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored, or returned, the Secured Obligations, shall be reinstated and deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored, or returned.

7.4          Amendments; Waivers. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor from any provision in this Pledge Agreement shall in any event be effective unless the same shall be in writing and signed by the Agent and such Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

7.5          Protection Of Pledged Collateral. The Agent may from time to time, at its option, perform any act which Pledgors agree hereunder to perform and which any Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, all such actions being for the express benefit of the Secured Parties and the Agent and not Pledgors.

7.6          Addresses For Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature on this Pledge Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

7.7          Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and the Secured Parties, after obtaining the prior written consent of the Agent, are hereby authorized, at any time and from time to time, without notice to Pledgors (any such notice being expressly waived by each Pledgor), to set off against the Secured Obligations any deposits (including general time or demand, provisional or final) or other sums credited by or due and owing from such Secured Party or the Agent to Pledgors, irrespective of whether or not such Secured Parties or the Agent, on behalf of the Secured Parties, shall have made any demand under this Pledge Agreement, the Financing Agreement or any of the other Loan Documents. The rights of the Secured Parties and the Agent under this Section 7.7 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Secured Parties and the Agent may have. Each Pledgor grants to the Agent for itself and for the benefit of the Secured Parties, a security interest in any and all such deposit accounts as security for satisfaction of the foregoing obligations, provided that such security interest shall not preclude any Pledgor from withdrawing funds in the ordinary course from any such account prior to the occurrence and during the continuation of an Event of Default.

7.8          Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

7.9          Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.10        Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto.

7.11        Governing Law; Entire Agreement. THIS PLEDGE AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT LOS ANGELES, CALIFORNIA.  THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CALIFORNIA CONFLICTS OF LAW PRINCIPLES). THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

7.12        Waiver of Jury Trial. EACH PLEDGOR AND THE AGENT HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

7.13        Incorporation of Judicial Reference Provisions.  The judicial reference provisions set forth in Section 15.15 of the Financing Agreement are hereby incorporated into this Pledge Agreement by reference (provided that for purposes of this Section 7.13, each reference to “Borrower” therein shall be deemed to refer to Pledgors, individually and collectively, hereunder) .

7.14        Conflicting Terms.  In the event of any conflict between the terms of this Pledge Agreement and the Security Agreement, the terms of the Security Agreement shall control to the extent of any such conflict.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

PLEDGORS:	WESTAFF (USA), INC., a California corporation

	By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

Address for Notices:

298 North Wiget Lane Walnut Creek, California 94598 Attention: (925) 951-4011 Facsimile: (925) 934-5489

WESTAFF, INC., a Delaware corporation

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

Address for Notices:

298 North Wiget Lane Walnut Creek, California 94598 Attention: (925) 951-4011 Facsimile: (925) 934-5489

WESTAFF SUPPORT, INC., a California corporation

By:	/s/ Dawn Jaffray
Dawn Jaffray
Senior Vice President and Chief Financial Officer

Address for Notices:

298 North Wiget Lane Walnut Creek, California 94598 Attention: (925) 951-4011 Facsimile: (925) 934-5489

MEDIAWORLD INTERNATIONAL, a California corporation

By:	/s/ Dawn Jaffray
Dawn Jaffray
Senior Vice President and Chief Financial Officer

Address for Notices:

298 North Wiget Lane Walnut Creek, California 94598 Attention: (925) 951-4011 Facsimile: (925) 934-5489

U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:	/s/ Susan V. Freed
Susan V. Freed
Vice President

Address for Notices: U.S. Bank Business Credit 633 West Fifth Street, 29 Floor Los Angeles, California 90071 Attention: Susan V. Freed Telephone: (213) 615-6404 Facsimile: (213) 615-6594